Exhibit 99.1

FOR IMMEDIATE RELEASE

Minerva Neurosciences Announces FDA Recommendation for Type C Meeting to Discuss Evidence for Use of Roluperidone as Monotherapy for the Treatment of Negative Symptoms in Patients with Schizophrenia in Advance of Potential NDA Submission

Waltham, Mass. – November 3, 2021 – (Globe Newswire) Minerva Neurosciences, Inc. (Nasdaq: NERV), a clinical-stage biopharmaceutical company focused on the development of therapies to treat central nervous system (CNS) disorders, today announced that the U. S. Food and Drug Administration (FDA) has denied the company’s request for a pre-NDA meeting for roluperidone and responded that a Type C guidance meeting would be more appropriate to discuss the evidence for use of roluperidone as monotherapy. Subject to the timing of and feedback from the FDA at a Type C guidance meeting, which the Company plans to request, the Company has not changed its previously announced projected timeline for submission of the NDA in the first half of 2022.

Dr. Remy Luthringer, Executive Chairman and Chief Executive Officer of Minerva commented, “We thank the FDA for suggesting a Type C meeting to discuss roluperidone as a monotherapy for the treatment of negative symptoms in patients with schizophrenia. There are currently no approved drugs in the U.S. for the treatment of the negative symptoms of schizophrenia. There is a large percentage of patients with schizophrenia who suffer predominantly negative symptoms.”

About Minerva Neurosciences

Minerva Neurosciences, Inc. (Nasdaq: NERV) is a clinical-stage biopharmaceutical company focused on developing product candidates to treat central nervous system (CNS) diseases. Our goal is to transform the lives of patients with improved therapeutic options. Minerva’s portfolio of compounds includes roluperidone (MIN-101), in clinical development for negative symptoms of schizophrenia, and MIN-301, in pre-clinical development for Parkinson’s disease. For more information, please visit our website.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include, but are not limited to, statements herein with respect to the timing and scope of clinical trials and regulatory review and results and outcomes of such clinical trials and regulatory review with roluperidone (MIN-101); the clinical and therapeutic potential of this compound; the timing and outcomes of future interactions with U.S. and foreign regulatory bodies, including the U.S. Food and Drug Administration; and management’s ability to successfully achieve its goals. These forward-looking statements are based on our current expectations and may differ materially from actual results due to a variety of factors including, without limitation, whether roluperidone will advance further in the clinical trials process and whether and when, if at all, it will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; management’s ability to successfully achieve its goals; our ability to raise additional capital to fund our operations on terms acceptable to us; and general economic conditions. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission on August 2, 2021. Copies of reports filed with the SEC are posted on our website. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

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For more information:

Investor inquiries:

Fred Ahlholm

CFO, Minerva Neurosciences

fahlholm@minervaneurosciences.com

Media Inquiries:

Helen Shik

Principal, Shik Communications LLC

helen@shikcommunications.com